UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (D) of the
Securities Exchange Act of 1934

Date of Report: September 22, 2003

REINSURANCE GROUP OF AMERICA, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Missouri	1-11848	43-1627032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Indentification Number)

1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017
(Address of Principal Executive Office)

Registrant's telephone number, including area code:  (636)736-7000

Item 9.    Regulation FD Disclosure.

        On September 22, 2003, Reinsurance Group of America, Incorporated (“RGA”) issued a press release announcing a large in-force reinsurance transaction with Allianz Life Insurance Company of North America (“Allianz Life”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The text of this press release is furnished and not filed pursuant to Regulation FD.

        The transaction encompasses the traditional life reinsurance business of Allianz Life, including yearly renewable term reinsurance and coinsurance of term policies. The business acquired by RGA does not include any accident and health risk, annuities or related guaranteed minimum death benefits or guaranteed minimum income benefits. The transaction is expected to add approximately $240 billion of life reinsurance in force. RGA's operating companies had life reinsurance in force of $841 billion at June 30, 2003.

        Additionally, RGA expects the transaction to generate approximately $400 to $450 million in annual premiums and approximately $30 to $40 million, after tax, in annual earnings. RGA will pay Allianz Life a ceding commission of $310 million upon closing, which is expected to occur during the fourth quarter of 2003.

        RGA intends to initially finance the transaction using several sources, including funds available under its current bank credit lines, funds generated by existing operations and its retrocession arrangements. The mix of financing sources will depend upon market conditions at the time of closing of the transaction. Based upon its internal capital model, RGA expects to allocate approximately $250 million of capital to support this block of business.

      “Safe Harbor” Statement of Reinsurance Group of America, Incorporated under the Private
Securities Litigation Reform Act of 1995.

        This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to projections of the earnings, revenues, income or loss, future financial performance and growth potential of Reinsurance Group of America, Incorporated and its subsidiaries (which we refer to in the following paragraphs as “we,” “us” or “our”). The words “intend,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “should,” “believe,” and other similar expressions also are intended to identify forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

        Numerous important factors could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation, (1) adverse changes in mortality, morbidity or claims experience, (2) changes in our financial strength and credit ratings or those of Metropolitan Life Insurance Company (“MetLife”) or its subsidiaries, and the effect of such changes on our future results of operations and financial condition, (3) general economic conditions affecting the demand for insurance and reinsurance in our current and planned markets, (4) market or economic conditions that adversely affect our ability to make timely sales of investment securities, (5) changes in investment portfolio yields due to interest rate or credit quality changes, (6) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (7) adverse litigation or arbitration results, (8) the stability of governments and economies in the markets in which we operate, (9) competitive factors and competitors’ responses to our initiatives, (10) the success of our clients, (11) successful execution of our entry into new markets, (12) successful development and introduction of new products, (13) our ability to successfully integrate and operate reinsurance business that we acquire, (14) regulatory action that may be taken by state Departments of Insurance with respect to us, MetLife, or its subsidiaries, (15) changes in laws, regulations, and accounting standards applicable to us, our subsidiaries, or our business, and (16) other risks and uncertainties described in this document and in our other filings with the Securities and Exchange Commission.

        Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, including those mentioned in this report and described in the other periodic reports we file with the Securities and Exchange Commission. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made. We do not undertake any obligations to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED

Date: September 22, 2003	By:	/s/ Jack B. Lay
Jack B. Lay Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit
99.1	Press Release